Exhibit 3.1

Business Number E0471452007 - 3 Filed in the Office of Filing Number 20265580605 Secretary of State State Of Nevada Filed On 3/9/2026 10:49:00 AM Number of Pages 2

n ,n 2,023 1 0 : 49 : 4 7 o . m . D 3 - 09 - 2 020 I 4 I 03/09 / 202 5 12 :01 77 5 322 55 23 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 884 - 5708 Website: www.nvsos.gov NE V AD A A GEN CY P AG E 04 / 0 4 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment <PuRsuANr ro NRs ?a.3ao & 1s . 38s/7a . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles <PURsuANr rn NRs 1a..403 J Officer's Statement <PuRsuANTrn NRs ao . 030 Date ; Time : (must not be later than 90 days after the certificate Is filed) . Effective Date and ime: (Optional) Changes to takes the following effect � The entity name has been amended. [ ] The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended . [l The authorized shares have been amended . [ ] The directors , managers or general partners have been amended. D IRS tax language has been added. D Articles have been added. D Articles have been deleted . 0 other. The articles have been amended as follows : (provide article numbers, if available) The name of the entity shall be "BlueOne Technologies, Inc." (attach addit i onal page(s) i f necessary) . Information Being hanged: (Domestic orporations only) x_..;.::;., J p/f.....,._ . _ I - CEO - - - , Signature: Required) Signature of Officer or Authorized Signer Title x ... -- -- - - - - --- ] Signature of Officer or Authorized Signer Title � 1 r any proposed amendment would alter or change any prefe r ence or any relative or other right given to any class or series of outstand i ng shares , then the amendment must be approved by the vote , in addition t the affirmative vote otherwise required , of the holders of sha r es represent i ng a major i ty of the vo ti ng power of each class or series affected by the amendment regardless to limitations or restr i ctions on the voting power theraof. Please include any required or optional information in space below: (attach addit i onal page(s) if necessary ) Th i s form must be accompan i ed by appropriate fees . Pa - ;je 2 of2 RevlS e (! : 91 1/2 0 23